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                                                                    EXHIBIT 23.1


            Consent of Independent Registered Public Accounting Firm


Legacy Reserves LP

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated May 5, 2006, relating to the consolidated financial statements of Legacy Reserves LP, which is contained in that Prospectus.

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated May 5, 2006, relating to the balance sheet of Legacy Reserves GP, LLC, which is contained in that Prospectus.

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated May 5, 2006, relating to the combined financial statements of the Brothers Group, which is contained in that Prospectus.

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated October 2, 2005, relating to the statements of revenues and net operating expenses of the PITCO Properties, which is contained in that Prospectus.

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated July 7, 2006, relating to the statements of revenues and direct operating expenses of the South Justis Properties, which is contained in that Prospectus.

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated July 14, 2006, relating to the statements of revenues and direct operating expenses of the Kinder Morgan Properties, which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ BDO Seidman, LLP

BDO Seidman, LLP
Houston, Texas


October 4, 2006